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                                                        Corporate Office
                                                        BRC Holdings, Inc.
                                                        1111 W. Mockingbird Lane
                                                        Suite 1400
                                                        Dallas, Texas 75247-5014
                                                        Tel 214.688.1800

FOR IMMEDIATE RELEASE

                                        Contact:  Thomas Kiraly
                                                  Executive Vice President &
                                                  Chief Financial Officer
                                                  (214) 905-2370


BRC UNAWARE OF ANY COMPETING OFFER

Dallas, Texas, November 17, 1998 - BRC Holdings, Inc. (NASDAQ -BRCP) said today, in response to inquiries, that it is unaware of any outstanding offer for its common stock competing with the offer previously made by Affiliated Computer Services, Inc. ("ACS") on October 23, 1998, and encouraged its stockholders to carefully review the various materials distributed to them in connection with ACS's tender offer.